UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): January 18, 2008

MoSys, Inc.
(Exact name of registrant as specified in its charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
755 N. Mathilda Avenue Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 731-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 22, 2008, MoSys, Inc. (the "Company") announced the appointment of James W. Sullivan as its Vice President of Finance and Chief Financial Officer, effective
January 18, 2008.  A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

          Prior to joining the Company, Mr. Sullivan served as Chief Financial Officer of Apptera, Inc. from July 2006 until January 2008. Prior to joining Apptera, Mr. Sullivan served as
Chief Financial Officer of 8x8, Inc. from July 2002 to June 2006.    Mr. Sullivan holds a Bachelor of Science degree in Accounting from New York University and is a Certified Public
Accountant.

          Under the terms of Mr. Sullivan’s employment offer letter agreement with the Company, he will be paid an annualized base salary of $195,000 and has been granted an option to purchase 190,000 shares of the Company’s common stock that will vest with respect to 25% of the total number of shares subject to the option on the first anniversary of his employment with the Company and with respect to 1/48 of the shares subject to the option at the end of each successive calendar month thereafter, subject in all events to Mr.
Sullivan’s continued service with the Company.

          In addition, the Company and Mr. Sullivan entered into a Change-in-Control Agreement, a standard form of  Indemnity Agreement between the Company and its directors and executive officers, and the Company’s standard form Employment Confidential Information and Invention Assignment Agreement, all effective as of January 18, 2008.  The
Change-in-Control Agreement provides, among other things, that in the event of termination of Mr. Sullivan’s employment for "good reason" (as defined below) within two years following a "change-in-control," as defined in the agreement, that occurs during the first year of his employment with the Company, Mr. Sullivan will be entitled, among other things, to accelerated vesting of 50 percent of the then unvested stock options and stock awards previously granted to Mr. Sullivan and, for the one-year period following termination, the right to exercise any stock options or other awards held by him, and that if the change-in-control occurs after the first year of his employment, one year of the remaining then unvested options and stock awards will vest in full. Under the Change-in-Control Agreement termination for "good reason" includes the assignment to Mr. Sullivan of duties incompatible with his position; failure to maintain him as the Company’s chief financial officer or a substantial diminution in the nature of his authority or responsibilities;
reduction in his then current base salary or in the bonus or incentive compensation opportunities or benefits coverage available during the term of the Change-in-Control
Agreement, except pursuant to an across-the-board reduction similarly affecting all senior executives of the Company; termination of his employment, for any reason other than death, disability, voluntary termination or his misconduct; relocation of his principal place of business to a location more than 30 miles from the location of such office on the date of the agreement; the Company’s failure to pay him any material amounts otherwise vested and due to him under the Change-in-Control Agreement or under any plan, program or policy of the Company; or failure of a successor to the Company following a change-in-control to expressly assume or affirm the Company’s obligations under the
Change-in-Control Agreement

Item 9.01     Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date:	January 22, 2008	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer